                                  Exhibit 3.63


                           ARTICLES OF INCORPORATION
                                       OF
                     HOLIDAY SPA HEALTH CLUBS OF CALIFORNIA

                                      ONE

The name of this corporation is HOLIDAY SPA HEALTH CLUBS OF CALIFORNIA


                                      TWO

     A.  The purpose for which this corporation is formed are:

          1. To engage in any lawful business or businesses.

          2. For the purpose of attaining or furthering any of its purposes or businesses:

               (a) To become a member of any partnership or joint venture and to enter into any lawful arrangements for sharing profits and/or losses in any transaction or transactions, and to promote and organize other corporations;

               (b) To do business anywhere in the world;

          and

               (c) Either as principal or agent, to do any or all things and to exercise any or all of the powers which and to the same extent as a natural person could do or exercise and which now or hereafter are authorized by law.

     B. The specific business in which the corporation shall be engaged in the business of owning and operating health clubs.

     C. The foregoing shall be construed as objects, purposes and powers and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereafter conferred on this corporation by the laws of the state of California.

                                     THREE

     The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Orange county.

                                      FOUR

     The number of Directors of this corporation shall be seven (7). The names and addresses of the persons who are appointed to act as the first directors are as follows:

     Name                     Address
     ----                     -------
Lorraine Plante          One Wilshire Building, Suite 1600
                         Wilshire Boulevard at Grand Avenue
                         Los Angeles, California 90017

Jeanne Rees              One Wilshire Building, Suite 1600
                         Wilshire Boulevard at Grand Avenue
                         Los Angeles, California 90017

Sylvia Leubner           One Wilshire Building, Suite 1600
                         Wilshire Boulevard at Grand Avenue
                         Los Angeles, California 90017

Karen Swenson            One Wilshire Building, Suite 1600
                         Wilshire Boulevard at Grand Avenue
                         Los Angeles, California 90017

Phyllis Newstat          One Wilshire Building, Suite 1600
                         Wilshire Boulevard at Grand Avenue
                         Los Angeles, California 90017

Marilyn Blazell          One Wilshire Building, Suite 1600
                         Wilshire Boulevard at Grand Avenue
                         Los Angeles, California 90017

Olivia Basulto           One Wilshire Building, Suite 1600
                         Wilshire Boulevard at Grand Avenue
                         Los Angeles, California 90017

                                      FIVE

     This corporation is authorized to issue only one class of shares. The total number of shares which it is to have authority to issue is 25,000. The par value of such shares shall be $1.00. The aggregate par value of all shares is $25,000.00.

     IN WITNESS WHEREOF, for the purpose of forming this

                                       2.

corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation and being all of the persons named above as the directors of this corporation, have executed these Articles of Incorporation on February 14, 1972.


                                        /s/ LORRAINE PLANTE
                                   ---------------------------
                                            Lorraine Plante

                                        /s/ JEANNE REES
                                   ---------------------------
                                            Jeanne Rees

                                        /s/ SYLVIA LEUBNER
                                   ---------------------------
                                            Sylvia Leubner

                                        /s/ KAREN SWENSON
                                   ---------------------------
                                            Karen Swenson

                                        /s/ PHYLLIS NEWSTAT
                                   ---------------------------
                                            Phyllis Newstat

                                        /s/ MARILYN BLAZELL
                                   ---------------------------
                                            Marilyn Blazell

                                        /s/ OLIVIA BASULTO
                                   ---------------------------
                                            Olivia Basulto


                                       3.

STATE OF CALIFORNIA      )
                         )  ss.
COUNTY OF LOS ANGELES    )



     On this 14th day of February, 1972, before me, the undersigned, a Notary Public in and for the County of Los Angeles, State of California, personally appeared LORRAINE PLANTE, JEANNE REES, SYLVIA LEUBNER, KAREN SWENSON, PHYLLIS NEWSTAT, MARILYN BLAZELL and OLIVIA BASULTO, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

     WITNESS my hand and official seal.




[OFFICIAL SEAL
 VIRGINIA M. LOPES]                                 /s/ Virginia M. Lopes
                                           -------------------------------------
                                               Notary Public in and for said
                                                     County and State